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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


                                 March 30, 2007
                Date of Report (Date of earliest event reported)

                          COLLINS & AIKMAN CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                       1-10218                 13-3489233
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              26533 Evergreen Road
                           Southfield, Michigan 48076
                    (Address of principal executive offices)

                                 (248) 728-4500
                         (Registrant's telephone number,
                              including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)
                            ------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On March 30, 2007, Collins & Aikman Corporation (the "Company") and certain of its wholly owned subsidiaries entered into an Asset Purchase Agreement (the "Purchase Agreement") with Cadence Innovation LLC (the "Purchaser")pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement, the Purchaser will acquire a significant portion of the Company's Interiors Plastics business for an aggregate purchase price of approximately $68 million (subject to certain adjustments).

         The completion of the acquisition is subject to the satisfaction of customary closing conditions, including the approval of the Company's board, the approval of the Purchaser's equity holders, the Purchaser entering into certain contracts or arrangements with original equipment manufacturers and equipment lessors and the receipt of required government approvals. In addition, the Purchaser may terminate the contract on or before April 17, 2007 if, in its sole discretion, it is not satisfied with the results of its due diligence efforts. There can be no assurance that the closing conditions set forth in the Purchase Agreement will be satisfied or waived or that the parties will not terminate the Purchase Agreement.

         The Purchase Agreement provides for the payment of an expense reimbursement of $3 million to the Purchaser upon specified events, including the Company entering into a competing transaction under certain circumstances.

         The Purchase Agreement contains limited warranties regarding the purchased assets and business operations of the Interiors Plastics division and covenants that are customary for agreements of this type, including, in the case of the Company, a covenant to operate the business in the ordinary and usual course of business between the date of execution of the Purchase Agreement and the closing of the acquisition. Under the Purchase Agreement, the Purchaser will not have any post-closing indemnification rights against the Company.

         On April 2, 2007, the Company issued a press release announcing the execution of the Purchase Agreement and other matters. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

         Financial statements, if any, required by this item will be filed within the time period prescribed by this item.

         (b)      Pro forma financial information.

         Pro forma financial information, if any, required by this item will be filed within the time period prescribed by this item.

         (d)      Exhibits.

         99.1 Press Release of Collins & Aikman Corporation dated April 2, 2007.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  April 5, 2007


                                   COLLINS & AIKMAN CORPORATION


                                   By: /s/  Stacy Fox
                                      -----------------------------------------
                                   Name:    Stacy Fox
                                   Title:   Executive Vice President, Chief
                                            Administrative Officer & General
                                            Counsel


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                                  EXHIBIT INDEX

Exhibit

99.1 Press Release of Collins & Aikman Corporation dated April 2, 2007.